UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2006

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

SECTION 3	SECURITIES AND TRADING MARKETS
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On June 29, 2006, Stratus Services Group, Inc. (the “Company”) issued 500,000 shares of its common stock to J. Todd Raymond, the Secretary of the Company and 200,000 shares to an employee of the Company. These shares were issued in recognition of contributions made to the Company in recent periods. J. Todd Raymond is the nephew of Joseph J. Raymond, the Company’s President and Chief Executive Officer. No monetary payment was made to the Company in connection with these transactions and therefore these issuances are not considered “sales” under the Securities Act of 1933, as amended (the “Securities Act”).

On June 29, 2006, the Company issued 3,000,000 shares of its common stock to Joseph J. Raymond in payment of $45,000 of accrued dividends on the Company’s Series F Convertible Preferred Stock of which Joseph J. Raymond is the sole holder. In issuing the shares, the Company relied upon the exemptions provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On June 29, 2006, the Company issued 500,000 shares of common stock to Michael Brundy as partial payment of a note payable issued in connection with an acquisition made by the Company in a prior year. In issuing the shares, the Company relied upon the exemptions provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On June 29, 2006, the Company issued 500,000 shares of its common stock to John Baer as partial payment of a note payable issued in connection with a loan made to the Company in a prior year. In issuing the shares, the Company relied upon the exemptions provided by section 4(2) of the securities Act and Rule 506 promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: June 29, 2006	By:	/s/ Joseph J. Raymond

President and Chief Executive Officer